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                                                                EXHIBIT 99.B11

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Management and Administration of the Trust-Independent Auditor" and "Shareholder Communications" and to the use of our reports dated December 20, 1996, in the Registration Statement (Form N-1A) and its corporation by reference in the related Prospectus of American AAdvantage Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 19 to the Registration Statement under the Securities Act of 1933 (File No. 33-11387) and in this Amendment No. 20 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4984).



                                      /s/  Ernst & Young LLP
                                      ----------------------
                                      ERNST & YOUNG LLP

Dallas, Texas
February 12, 1997